UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2021

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 28, 2021, Western Alliance Bancorporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company offered and sold to the Purchasers an aggregate of 2,300,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-224888) filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2018 (the “Registration Statement”). No underwriter or placement agent was retained in connection with the offering and the Company will not pay any commission or underwriting discount with respect to the Shares.
The purchase price per Share in the Offering was $91.00. The sale of the Shares is expected to be completed on March 8, 2021, subject to customary closing conditions. The Company expects the aggregate net proceeds from the Offering, after deducting estimated offering expenses, to be approximately $209.2 million. The Company intends to use the aggregate net proceeds for general corporate purposes, including to support the previously announced acquisition of Amerihome Mortgage Holding Company, LLC by the Company’s wholly owned banking subsidiary, Western Alliance Bank. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.
The foregoing description of the material terms of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Commission.
The legal opinion, including the related consent, of Troutman Pepper Hamilton Sanders LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.
A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1.
Forward-Looking Statements
This report contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including (a) the possibility that the Offering, the AmeriHome acquisition or both are not completed on the terms described herein or at all; (b) the effects of the ongoing COVID-19 pandemic; and (c) the other risks and uncertainties described in the Company’s reports filed with the Commission.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	Form of Securities Purchase Agreement dated February 28, 2021*

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

99.1	Press release dated March 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale M. Gibbons
Vice Chairman and Chief Financial Officer

Date:	March 4, 2021